     As filed with the Securities and Exchange Commission on September 12, 1996

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933



                             INTERCARGO CORPORATION

             (Exact Name of Registrant as Specified in its Charter)




                DELAWARE                                 36-3414667
    (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                 Identification Number)



        1450 EAST AMERICAN LANE, 20TH FLOOR, SCHAUMBURG, ILLINOIS 60173 (Address, including Zip Code, of Registrant's Principal Executive Offices)


               1987 NON-QUALIFIED AND INCENTIVE STOCK OPTION PLAN
                           OF INTERCARGO CORPORATION
                            (Full Title of the Plan)


                                JAMES R. ZUHLKE
                             Intercargo Corporation
                      1450 East American Lane, 20th Floor
                           Schaumburg, Illinois 60173
                                 (847) 517-2990
           (Name, Address and Telephone Number of Agent For Service)


                                   COPIES TO:
                              Janet O. Love, P.C.
                               Keck, Mahin & Cate
                        77 West Wacker Drive, 42nd Floor
                          Chicago, Illinois 60601-1693

                  ____________________________________________



                        CALCULATION OF REGISTRATION FEE



                     Amount            Proposed maximum  Proposed maximum
Title of securities  to be             offering price    aggregate             Amount of
to be registered     registered(1)(2)  per share(3)(4)   offering price(3)(4)  registration fee
- -----------------------------------------------------------------------------------------------
Common Share,
$1.00 par value       400,000           $8.75             $3,500,000            $1,206.90
- -----------------------------------------------------------------------------------------------



(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Shares of the Company.


(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.


(3) The registration fee is calculated upon the basis of the average high and low prices of the Common Stock as reported on the National Association of Securities Dealers, Inc. Automatic Quotation National Market System on September 11, 1996.


(4) A Form S-8 Registration Statement relating to offers of shares of common stock of the Company pursuant to the Company's 1987 Non-Qualified and Incentive Stock Option Plan was filed with the Securities and Exchange Commission on December 29, 1992 (Registration No. 33-56426).

                                    PART II



               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.


     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):


      1. The description of the shares of the Company's Common Stock, $1.00 par value per share, contained in the Company's Registration Statement on Form 8-A (Registration No. 0-16748) filed with the Commission on May 6, 1988 registering such shares pursuant to
           Section 12 of the Securities Exchange Act of 1934 including any amendment or report updating such description;

      2. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

      3. The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

      4.   All documents filed by the Company pursuant to Sections
           13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Company's By-laws provide that the Company shall indemnify any person who was or is a party to, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any such action, suit or proceeding; provided that he acted in good faith and in a manner he believed to be in the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Furthermore, the Company's Certificate of Incorporation provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as such law now exists or is hereafter amended, directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's Certificate of Incorporation provides that any repeal or modification of such provision may be prospective only and may not adversely affect any limitation on the personal liability of a director with respect to any act or omission occurring prior to the time of such repeal or modification.

     The Company has indemnification agreements with each of the Company's directors whereby the Company has agreed to indemnify each director from certain losses and expenses. Certain amounts are excluded from the Company's indemnification obligation, including any illegal payments or fraudulent, dishonest or wilful misconduct. In addition, the directors have agreed to reimburse the Company for all losses and expenses paid by the Company in connection with any action, suit or proceeding in which a court in a final adjudication decides that the director is not entitled to indemnification.

     The indemnification provisions discussed above and any indemnification agreements entered into between the Company and its directors may be sufficiently broad to permit indemnification of the Company's directors for liabilities arising under the Securities Act.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.     EXHIBITS.

        See the Index to Exhibits immediately following the signature page.

ITEM 9.     UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:


        A.      (1)    To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


        B. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on August 31, 1996.


                                         INTERCARGO CORPORATION


                                         By:     /s/ James R. Zuhlke
                                            ----------------------------------
                                         James R. Zuhlke
                                         President and Chief Executive Officer



                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James R. Zuhlke and Dean T. Bruner, or either of them each with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME AND CAPACITY                                            DATE
- -----------------                                            ----


  /s/ James R. Zuhlke                                        August 31, 1996
- --------------------------------
James R. Zuhlke, Chief Executive
Officer, President, Chairman of
the Board and Director
(Principal Executive Officer)

  /s/ Dean T. Bruner                                       August 31, 1996
- ------------------------------------
Dean T. Bruner, Principal Accounting
Officer



  /s/ Kenneth A. Bodenstein                                August 8, 1996
- ------------------------------------
Kenneth A. Bodenstein, Director



  /s/ Arthur J. Fritz                                      August 31, 1996
- ------------------------------------
Arthur J. Fritz, Director



  /s/ Albert J. Gallegos                                   August 31, 1996
- ------------------------------------
Albert J. Gallegos, Director



  /s/ Arthur L. Litman                                     August 31, 1996
- ------------------------------------
Arthur L. Litman, Director



  /s/ Robert B. Sanborn                                    August 8, 1996
- ------------------------------------
Robert B. Sanborn, Director



  /s/ Michael L. Sklar                                     August 8, 1996
- ------------------------------------
Michael L. Sklar, Director



  /s/ Michael L. Rybak                                     August 31, 1996
- ------------------------------------
Michael L. Rybak,
Chief Financial Officer


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

                               INDEX TO EXHIBITS

Exhibit
No.            Description
- -------        -----------


4.1 Certificate of Incorporation of the Company, including amendments thereto (1)


4.2            Bylaws of the Company, including amendments thereto
               (1)


4.3            Specimen Certificate of Common Stock (1)


4.4 1987 Non-Qualified and Incentive Stock Option Plan of Intercargo Corporation (As Amended and Restated) (filed herewith)


5.1            Opinion of Keck, Mahin & Cate (filed herewith)


23.1           Consent of KPMG Peat Marwick LLP (filed herewith)


23.2           Consent of Counsel (contained in Exhibit 5.1)


24.1           Power of Attorney (included on signature page)


_________________________


(1) Previously filed with the Company's Registration Statement on Form S-18, Registration No. 33-21270C, and incorporated herein by reference.


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